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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the following Registration Statements of dELiA*s Corp.: (a) Form S-3 (Registration No. 333-90435),
(b) Form S-8 (Registration No. 333-53670), (c) Form S-3 (Registration
No. 333-36300) and (d) Form S-8 (Registration No. 333-91837) of our report dated March 30, 1999 (April 14, 1999 as to Note 1 sentences 2 and 3), appearing in the annual report on Form 10-K of dELiA*s Corp. for the fiscal year ended
February 3, 2001.

                                          DELOITTE & TOUCHE LLP

New York, New York
May 4, 2001